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                                                                  Exhibit 10-f-1

                                FIRST AMENDMENT
                                       TO
                              NORDSON CORPORATION
                      EXCESS DEFINED BENEFIT PENSION PLAN



                  The Nordson Corporation Excess Defined Benefit Pension Plan (hereinafter referred to as the "Plan"), as originally established for the benefit of certain designated salaried employees effective as of November 1, 1985, is hereby amended, effective as January 1, 1989, to provide as follows:

         1. Section 1.1 of the Plan is amended by the addition of a new paragraph (f) at the end thereof to provide as follows:

                  (f) The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         2. Sections 2.1 and 2.2 of the Plan are amended to provide as follows:

                  2.1 ELIGIBILITY. An Employee who retires, dies, or otherwise terminates his employment with the Company under conditions which make such Employee or Beneficiary eligible for a benefit under the Salaried Pension Plan, and whose benefits under the Salaried Pension Plan are limited by Section 415 of the Code, or, for periods commencing on and after November 1, 1989, Section 401(a)(17) of the Code, shall be eligible for an excess pension benefit determined by Section 2.2.

                  2.2 AMOUNT. Subject to the provisions of Article III, the monthly excess pension benefit payable to an Employee or Beneficiary shall be such an amount which, when added to the monthly pension payable (before any reduction applicable to an optional method of payment) under the Salaried Pension Plan to such person, equals the monthly pension benefit that would have been payable (before any reduction applicable to an optional method of payment) under the Salaried Pension Plan to such person if the limitations of Section 415 of the Code and, for periods commencing on and after November 1, 1989, Section 401(a)(17) of the Code were not in effect.

                    *                  *                  *

EXECUTED at Westlake, Ohio, this              day of                     , 1989.



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                                            NORDSON CORPORATION



                                            By  _______________________________
                                                Title: